UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DRIMEX INC.
(Exact name of registrant as specified in its charter)

Nevada	39.2079723
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5042 Wilshire Blvd. #30184

Los Angeles, CA 90036

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-184830 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: common stock, $0.001 par value

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the authorized capital stock of Drimex Inc. (the “Company”) does not purport to be complete and is subject to and qualified in its entirety by its Articles of Incorporation, which is included as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 8, 2013 (file no. 333-186510) and by the applicable provisions of the Nevada Revised Statutes.

Common Stock

The Company is authorized to issue 75,000,000 shares of common stock, par value $0.001, of which 5,905,000 shares are issued and outstanding as of August 4, 2014. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are no authorized shares of preferred stock.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

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Item 2. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (1)

3.2	Bylaws (2)

(1)  Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 8, 2013

(2)  Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on February 8, 2013

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DRIMEX INC.

Date: August 4, 2014	By	/s/ Juanzi Cui
	Name:	Juanzi Cui
	Title:	President and Chief Executive Officer

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